Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

COREST MANAGEMENT, INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

*  *  *  *  *  *

WE, THE UNDERSIGNED, being of the age of eighteen years or, over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

FIRST: The name of the corporation is: COREST MANAGEMENT, INC.

SECOND: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department broad, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200 Common without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 763 Larkfield Road, Commack, N. Y. 11725.

IN WITNESS WHEREOF, we have made and signed this Certificate of Incorporation this 10th day of December, A. D. 1993.

/s/ Barbara A. Dawson
Barbara A. Dawson
1633 Broadway
New York, New York 10019

/s/ Laura D. Antonio
Laura D. Antonio
1613 Broadway
New York, New York 10019

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 10th day of December, before me personally came Barbara A. Dawson and Laura D’Antonio, to me known and known to me, to be the persons described in and who executed the foregoing certificate, and they duly acknowledged to me that they had executed the same.

/s/ Stanley R. Howie Jr.
Notary Public

STANLEY R. HOWIE, JR.
Notary Public State of New York No. 60-4790774 Qualified in ___________ County Certificate Filed in New York County Commission Expires May 31, 19__